Exhibit 99

                              [Letterhead of KPMG]

                          Independent Auditors' Report

Board of Directors and Shareholders
Tappan Zee Financial, Inc.:

We have audited the accompanying consolidated balance sheet of Tappan Zee Financial, Inc. and subsidiaries as of March 31, 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended March 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tappan Zee Financial, Inc. and subsidiaries as of March 31, 1998, and the results of their operations and their cash flows for each of the years in the two-year period ended March 31, 1998, in conformity with generally accepted accounting principles.

                                    KPMG LLP

Short Hills, New Jersey
April 28, 1998